UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [   ]

Check the appropriate box:

Preliminary Proxy Statement   [   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))   [   ]

Definitive Proxy Statement   [X]

Definitive Additional Materials    [   ]

Soliciting Material Pursuant to § 240.14a-12   [   ]

BAKKEN RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

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[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BAKKEN RESOURCES, INC.

1425 Birch Ave., Suite A

Helena, MT 59601

PH: (406) 442 9444

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, OCTOBER 25, 2012

To our Stockholders:

The 2012 annual meeting of the stockholders of Bakken Resources, Inc. (the “Company”) will be held at the Wingate Hotel located at 2007 North Oakes Street, Helena, Montana 59601 on October 25, 2012 at 9:30 A.M., Mountain time, for the following purposes:

1.	To elect six directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Malone Bailey, LLP (“Malone Bailey”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The meeting may be adjourned from time to time and at any reconvened meeting action with respect to the matters specified in this notice may be taken without further notice to stockholders except as may be required by our by-laws.  Stockholders of record at the close of business on September 17, 2012 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments thereof.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is also enclosed.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/ Val M. Holms
Val M. Holms Chief Executive Officer and President

September 20, 2012

BAKKEN RESOURCES, INC.

1425 Birch Ave., Suite A

Helena, MT 59601

PH: (406) 442 9444

ANNUAL MEETING

TO BE HELD ON OCTOBER 25, 2012

PROXY STATEMENT

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Bakken Resources, Inc. (the “Board” or “Board of Directors”) with its principal executive offices and mailing address at 1425 Birch Ave., Suite A, Helena, MT 59601 (“Bakken” or the “Company”) to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on October 25, 2012 at the Wingate Hotel  located at 2007 North Oakes Street,  Helena, MT 59601 at  9:30 A.M. Mountain Daylight Time, and any adjournment thereof.  References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Bakken Resources, Inc.

This proxy statement and the accompanying proxy are being delivered to stockholders on or about September 27, 2012.

Record Date

Holders of record of our shares of common stock, par value $0.001 per share (“Common Stock”), our only class of issued and outstanding voting securities, at the close of business on September 17, 2012 (the “Record Date”) are entitled to vote at the Annual Meeting. There were 56,733,652 shares of Common Stock outstanding as of the Record Date. Each stockholder is entitled to one vote for each share of Common Stock registered in his or her name on the Record Date.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Meeting is necessary to constitute a quorum.  Votes withheld from any nominee for election as a director, abstentions and broker "non-votes" are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.  A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Required Vote

Stockholders are entitled to cast one vote per share on each matter presented for consideration by the stockholders; the stockholders do not have any cumulative voting rights.

Election of Directors.  The election of directors by the stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote at the Meeting, and votes withheld will not be counted toward the achievement of a plurality.

Ratification of Auditors.  The affirmative vote of a majority of the shares entitled to vote on such matter is required for the ratification of the appointment of the Company’s independent auditors.

The vote on each proposal submitted to stockholders is tabulated separately.  Abstentions are included in the number of shares present and voting on each proposal.  Broker non-votes are not considered for the particular proposal and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such proposal by reducing the total number of votes from which the majority is calculated.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least calendar 10 days preceding the Annual Meeting.

Voting by Proxy

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Malone Bailey as the Company’s independent registered public accountants for the 2012 fiscal year and in the discretion of the proxy holders on any other matter that comes before the meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you may receive a separate voting instruction form with this Proxy Statement. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised (i) by written notice of revocation given to the Secretary of the Company, (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy before the vote is taken), or (iii) by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K filed with the Securities and Exchange Commission.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors

The Company’s business is managed under the direction of its Board of Directors.  The Board of Directors has designated as nominees for re-election six directors currently serving on the Board.  See “Nominees for Director” below for profiles of the nominees.  After the election of the directors at the meeting, the Company’s Board will continue to have six directors.

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. The Board believes that re-electing these incumbent directors will promote stability and continuity.  The Board expects that such directors will continue making substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.  The Company has no reason to believe that any nominee will be unavailable.  If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select.

Nominees for Director

The following persons have been nominated by the Board of Directors for re-election to the Board of Directors at the Annual Meeting:

Name	Age	Position
Val M. Holms	65	Chief Executive Officer, President, and Director
David Deffinbaugh	53	Chief Financial Officer and Director
Karen S. Midtlyng	54	Secretary and Director
Herman R. Landeis	79	Director
Bill M. Baber	61	Director
W. Edward Nichols	70	Director

Current Directors and Executive Officers

The following table sets forth the current directors and executive officers of the Company.  The previous directors of the Company appointed the nominees designated by Holms Energy as members of the board of directors of the Company.  Subsequently, the previous officers and directors of the Company resigned from their positions at the Company, clearing the way for the appointment of new executive officers by the new board of directors of the Company.  Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.  Officers and other employees serve at the will of the board of directors and hold office until their death, resignation or removal from office.

Name	Age	Position
Val M. Holms	65	Chief Executive Officer, President, and Director
David Deffinbaugh	53	Chief Financial Officer and Director
Karen S. Midtlyng	54	Secretary and Director
Herman R. Landeis	79	Director
Bill M. Baber	61	Director
W. Edward Nichols	70	Director

Val M. Holms – 65, President, Chief Executive Officer, and Director.  After being honorably discharged from the United States Marine Corps, 4th Force Reconnaissance Division in Vietnam in 1969, he was the founder, sole owner and operator of Holms Building Services, Inc., a licensed general contracting company based in Missoula, Montana until 1984. Beginning in 1971 until the present, Mr. Holms has been a private investor, a part time independent land man, organized several oil and gas limited partnerships, purchased and sold mineral leases, and arranged various oil and gas joint ventures in Montana, Oklahoma, Texas, and North Dakota .  From 1984 to 1988, he attended Rhema Bible Institute and received a degree in Theology.  Mr. Holms and his wife Mari Holms are the managing members of Holms Energy, LLC.

David Deffinbaugh – 53, Chief Financial Officer. Mr. Deffinbaugh graduated from the University of Montana in 1982 with a Bachelor of Science degree in Business Administration, Accounting. After graduation, he worked in the family business until 1990. From 1990 to March 1992, he worked for the Montana Corporation where he assisted in the preparation of SEC financial reports along with regulatory reporting for an insurance subsidiary. From March 1992 through August 1996, he worked for Crop Growers Corporation where he was involved in various accounting functions as the company went from a private company through an IPO to a public company. From September 1996 through the present, he has maintained an accounting and financial services practice providing services to individuals and businesses in Montana and other states On May 14, 2011, Mr. Deffinbaugh was appointed as the Company's Chief Financial Officer.

Karen S. Midtlyng – 54, Secretary and Director.  Ms. Midtlyng has an associate degree from the University of Montana, Helena College of Technology.  From 1978 to 2005, she was employed by U.S. Geological Survey (U.S.G.S.), Water Science Center, Helena, MT. During her 27 years with the U.S.G.S. she was responsible for start to finish production of several U.S.G.S. scientific reports, fact sheets and electronic documents and co-authored several U.S.G.S. publications. From 2005 to present, she has been engaged as an independent consultant in providing services for small business in the Helena area where she assists in the establishing and implementation of business processes.

Herman R. Landeis – 79, Director.  Mr. Landeis was the Western Region Tax Manager for Marathon Oil Corporation, based out of Casper, Wyoming, from 1972 until he retired in 1992.  Previously, Mr. Landeis worked as a professional Draftsman for Marathon Oil Corporation from 1955 until 1972, except for a two year leave of absence to serve in the Military (Army), where he was honorably discharged. As a Tax Manager for Marathon Oil Corporation, he was responsible for and managed a variety of financial matters related to property tax negotiations, valuation of company owned assets and property, and conducting various financial analysis on operations in the Western United States. These properties included the Interstate Pipeline running from Montana to Missouri, properties in Alaska, five off-shore platforms and numerous operating oil and gas properties in the Western United States.  Since his retirement in 1992, he has acted as a consultant to the oil and gas industry related to special projects involving tax matters, appraisals and valuation of property.  Mr. Landeis received a Certified License as a Professional Appraiser from the University of Nebraska in 1972.

Bill M. Baber – 61, Director.  Mr. Baber has 37 years of experience in the field of drilling, completing, operating and maintenance of oil and gas wells.  In addition, Mr. Baber also provides sources and arranges for the maintenance of oil/gas rigs and other heavy machinery used in drilling operations.  Mr. Baber regularly consults with clients on drilling operations and regulatory requirements.  For the past 15 years, Mr. Baber has conducted his business through his entity, Bill M. Baber Oil Field Equipment.

W. Edward Nichols – 70, Director.  Mr. Nichols has owned and operated gas processing plants in Kansas and Wyoming, and also co-owned and operated oil drilling, production and gas gathering companies in Kansas. Mr. Nichols has served as a Director and member of the Executive Committee of several public companies, including General Environmental Corporation, Gulfstar Energy Corporation and EnviroMart.com.  He is currently chairman of the Board of Directors of Three Forks, Inc. and previously served in a similar capacity at Gulfstar Energy Corporation.  He also serves as a consultant and in-house counsel for Travelpayer Systems Limited, a financial transaction processing and settlement company in the United Kingdom. In addition, Mr. Nichols is an attorney with Nichols & Nichols in Denver, Colorado and is authorized to practice in the states of Colorado and Kansas, the United States Federal Courts, and Supreme Court of the United States.  He is also Managing Director of Nichols & Company LLC, a management consulting firm.  Previously, Mr. Nichols was Senior Partner in Nichols and Wolfe, a national municipal bond law firm.   He was instrumental in structuring and providing Approving Legal Opinions for several hundred million dollars of General Obligation Bonds, Tax Anticipation Notes and Revenue Bonds.  He has since worked as a consultant with public and private companies in the U.S., Europe and the Far East and has extensive international relationships with investment banking firms, accounting and brokerage firms.

Family Relationships

There are no family relationships between any of the officers and directors.

Involvement in Legal Proceedings

On April 2, 2012, the Company was served with a summons relating to a complaint filed by Allan Holms, both individually and derivatively through Roil Energy, LLC. Allan Holms is the half-brother of the Company’s CEO, Val Holms. The complaint (filed in the Superior Court of the State of Washington located in Spokane County) names, among others, Joseph Edington, Val and Mari Holms, Holms Energy, LLC and BRI as defendants. The Complaint primarily alleges breach of contract, tortious interference with prospective business opportunity and fraud. This complaint focuses on events allegedly occurring around February and March 2010 whereby Allan Holms alleged an oral agreement took place whereby he was to receive up to 40% of the originally issued equity of Roil Energy, LLC. Allan Holms alleges Roil Energy was originally intended to be the predecessor entity to the Company.  Both Mr. Val Holms, our CEO, and BRI dispute such allegations in their entirety and intend to and have vigorously defended against such claims. On August 17, 2012, the Company filed a motion to dismiss the lawsuit in the Superior Court of the State of Washington, County of Spokane to dismiss the complaint filed by Allan Holms on April 2, 2012, and the Court has scheduled a hearing on October 5, 2012 (previously scheduled for September 21, 2012) to hear oral arguments relating to the motion to dismiss.

On June 6, 2012, the Company filed a Temporary Restraining Order (“TRO”) and Verified Complaint for Injunctive Relief against McKinley Romero, Peter Swan Investment Consulting Ltd and IWJ Consulting Group, LLC (collectively, the “Nevada Defendants”), in connection with the Nevada Defendants’ request to the transfer agent to remove restrictive legends from an aggregate of 4.7 million shares, which the Company believes were improperly obtained by the Nevada Defendants. The Company obtained a temporary restraining order from the Second Judicial District Court of the State of Nevada, County of Washoe on June 6, 2012 enjoining the Nevada Defendants from seeking removal of the restrictive legends. On a scheduled hearing on June 26, 2012 the judge in this matter ruled in favor of the Company’s motion for a preliminary injunction.    The order granting such preliminary injunction issued from this court on August 14, 2012.

Vote required

Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy. Directors will be elected at the meeting by a plurality of the votes cast. Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

CORPORATE GOVERNANCE MATTERS

General

During the year ended December 31, 2011, the Board of Directors met 5 times and it took action by unanimous written consent 8 times.  The Company does not currently have any formal committees and the functions typically reserved to the audit committee, compensation committee and the corporate governance committee is conducted on behalf of the Company by the Board.

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees and a Code of Ethics for the CEO and Senior Financial Officers, copies of which are filed as Exhibit 14.1 and Exhibit 14.2, respectively, to Form S-1 filed with the Securities and Exchange Commission on February 26, 2009.

Director Independence

The Company currently has three “independent directors” as determined by its Board of Directors, and three non-independent directors.  In assessing director independence, the Company follows the criteria of the Nasdaq Stock Market Listing Rule 5605(a)(2).  The Company’s current independent directors are Herman R. Landeis, Bill M. Baber and W. Edward Nichols.

Director Attendance at Annual Meeting

The Company encourages members of the Board of Directors to attend annual meetings.  Part of that encouragement from the Company consists of a reimbursement policy.  The Company reimburses directors for reasonable out-of-pocket expenses incurred by directors in attending an annual meeting.

Audit Committee and Financial Expert

The Company has yet to establish an Audit Committee, however our directors and Chief Financial Officer (David Deffinbaugh) perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. Two of the Company’s directors, Mr. Landeis and Mr. Nichols, have financial and/or prior experience in serving on committees of public companies.

Compensation Committee; Compensation Committee Interlocks and Insider Participation

The Company does not currently have a Compensation Committee.  Each of the Company’s non-management directors reviews and considers compensation structure for the Company’s management on a yearly basis.  Currently, management of the Company consists of two full-time and one part time employee.  The Company and the Board believe that a Compensation Committee is not required at this time given the limited number of management employees and that matters typically reserved for Compensation Committee consideration can be effectively and efficiently handled by the Board.  Typically, non-management directors of the Company review compensation arrangements relating to the Company’s management.  In the event of any executive-level employee hire (excluding the CEO position), non-management directors review proposed compensation arrangements of such proposed employee and approve material terms of such arrangements.

None of our current directors has or had any related party transaction relationship with the Company of a type that is required to be disclosed under Item 404 of Regulation S-K.  None of our executive officers serves as a member of the board of directors of any entity that has one or more executive officers serving as a member of our Board of Directors.

Our non-employee directors may receive stock option grants as compensation for their services as directors pursuant to individual stock option agreements.  Our employee directors do not receive additional compensation for their services as directors.  All of our directors are reimbursed for their reasonable expenses in attending Board meetings.

Director Nomination Process

The Board of Directors does not have a nominating committee; rather the process of selecting nominees for election as directors is carried by the entire Board of Directors because the entire Board can do a more efficient job of overseeing the nomination process than just our three independent directors.  The Board of Directors’ responsibilities include among other things: (i) identifying individuals qualified to become Board members; (ii) recommending to the Board those individuals that should be nominees for election or re-election to the Board or otherwise appointed to the Board (with authority for final approval remaining with the Board); and (iii) developing criteria for evaluating prospective candidates to the Board.

The Board of Directors may identify potential Board candidates from a variety of sources, including recommendations from current directors or management or any other source the Board deems appropriate.  The Board may also engage a search firm or a consultant to assist it in identifying, screening and evaluating potential candidates.  The Board has been given sole authority to retain and terminate any such search firm or consultant.

In considering candidates for the Board, the Board evaluates the entirety of each candidate’s credentials.  The Board considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board responsibilities; and (vi) qualification to serve on specialized Board committees.

Board Leadership Structure

Val M. Holms currently serves both as Chairman of our Board of Directors and as Chief Executive Officer.  Given the background and expertise of Mr. Holms, the current operations of the Company and the small size of the overall management and Board structure, the Company and the Board feel it appropriate to have the CEO and Chairman offices be held by the same person.  The Company currently has not specifically designated a lead independent director.  The independent directors (which number 3 of the 6 current members of the Board), have both general and specific areas of expertise which are intended to complement the Company’s business.  Our current independent board consists of an oilfield operator, landman, retired appraiser and tax manager to a large oil and gas company and a current chairman of another oil and gas company.  Any matters requiring specific input from certain members of the Board, such Board member assumes a leading role in such project and is responsible for communicating to the management and the rest of the Board any results and/or recommendations. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures.  The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations. The Company conducts periodic comprehensive Board meetings and encourages informal meetings or calls on an as requested or as needed basis.  A special committee of the Board comprising of one independent Board member and one management Board member has been formed for the purpose of facilitating management and Board discussions and review of corporate governance and oversight functions.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its committees (if any) or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis.  The Board believes that informal communications are currently sufficient to communicate questions, comments and observations that could be useful to the Board.  However, stockholders wishing to formally communicate with the Board may send communications directly to the Company at 1425 Birch Ave. Suite A; Helena, MT 59601, Attention: Corporate Secretary.  Such communications will be screened by the Corporate Secretary for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication.

Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.  For information concerning stockholder proposals, see “Stockholder Proposals for the 2013 Annual Meeting” on page 13 of this proxy statement.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MALONE BAILEY AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Malone Bailey has served as the Company’s independent registered public accounting firm since June 9, 2010, and audited the accounts of the Company for the 2010 and 2011 fiscal years.

A representative of Malone Bailey is expected to be available at the Annual Meeting and will have an opportunity to make a statement if he or she desires.  The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by Auditors during Fiscal Years 2010 and 2011.

Set forth below is certain information concerning fees billed to us by Malone Bailey in respect of services provided in 2010 and 2011.

	2011	2010

Audit Fees	$31,850	$25,000	*
Audit-related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Total	$31,850	$25,000

*Li and Company PC, was the Company's auditor for the fiscal

year ending 2009 and also the first two quarters of 2010.   Malone Bailey

conducted the 2010 audit and the third quarter 2010 review.

Audit Fees. For the years ended December 31, 2010 and 2011, the aggregate fees billed for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were $25,000 and $31,850, respectively.

Audit Related Fees. For the years ended December 31, 2010 and 2011, there were no fees billed for professional services by our independent auditors for assurance and related services.

Tax Fees. For the years ended December 31, 2010 and 2011, there were no fees billed for services related to tax return preparation and tax planning.

All Other Fees. For the years ended December 31, 2010 and 2011, there were no fees billed for other professional services by our independent auditors.

Pre-Approval of Audit and Non-Audit Services

The Company has yet to establish an Audit Committee, however our directors and Chief Financial Officer (David Deffinbaugh) perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls.

Vote required

Submission of the appointment to stockholder approval is not required.  However, the Board of Directors will reconsider the appointment if it is not approved by stockholders.  The appointment will be deemed ratified if a majority of the shares entitled to vote on this matter votes in favor of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF MALONE BAILEY AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012 (ITEM 2 ON THE ENCLOSED PROXY CARD).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during fiscal 2011 and 2010 by the named executive officers of the Company.  Other than as set forth below, no executive officer’s salary and bonus exceeded $100,000 for the fiscal years 2011 or 2010.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)	Total ($) (j)
Val M. Holms Pres, CEO, & Dir.	2011	180,000	0	0	0	0	-	0	180,000
Karen Midtlyng Secretary & Dir.	2011	72,000	0	0	0	0	-	0	72,000
Val M. Holms Pres, CEO, & Dir.	2010	0	0	0	0	0	-	0	0
Janelle Edington Former Pres. & CEO, Dir.	2010	6,000	0	0	0	0	-	0	6,000

Narrative Disclosure to Summary Compensation Table

Janelle Edington was our former President and CEO serving from inception until December 1, 2010.  Ms. Edington did not enter into formal written employment agreement with Multisys Language Solutions.  She entered into a consulting agreement under which she was to be paid $1,000 per month beginning September 2008, and it was terminated after June of 2009 because of financial conditions of our company. She remained in the executive officer positions of President, CEO and a director until December 1, 2010. Ms. Edington also received a payment of $6,000 bonus on November 12, 2010. Mr. Val M. Holms, President and CEO and Ms. Karen Midtlyng, Corporate Secretary of the Company were both appointed to their executive positions on December 1, 2010. Mr. Holms' annual salary of $180,000 and Ms. Midtlyng's annual salary of $72,000 was agreed to be paid by the Company pursuant to each of their Employment Agreements entered into on February 1, 2011.

Outstanding Equity Awards at Fiscal Year End

There have been no options awards or equity awards given to any executive officers of the Company since inception on June 6, 2008, through the fiscal year ended December 31, 2011.

Compensation of Directors

The tables below show compensation for our non-employee directors for services as a director of the Company for the 2011 fiscal year. Compensation, as reflected in the tables which follow, is presented on the basis of rules of the Securities and Exchange Commission and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future.

Name(a)	Stock Awards ($)(b)		Total ($)
Herman R. Landeis	$$62,500	(b)	$$62,500
Steven D. Armstrong	$$62,500	(b)	$$62,500

(a) Our directors receive no fees or cash compensation for their services. Directors are, however, reimbursed for their actual out-of-pocket expenses associated with attending meetings and carrying out their obligations as directors.

(b) Herman R. Landies was granted 250,000 shares of common stock of the Company at $0.25 per share for his service as the Company director on January 4, 2011.  Steven D. Armstrong (former director of the Company) was granted 250,000 shares of common stock of the Company at $0.25 per share for his service as the Company director on January 13, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s outstanding common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on our review of Forms 3, 4 and 5 furnished to us and on written representations from certain reporting persons, we believe that the directors, executive officers, and our greater than 10% beneficial owners have complied in a timely manner with all applicable filing requirements for the fiscal year ended December 31, 2011.

Security Ownership of Certain Beneficial Owners and Management.

The following table presents information about the beneficial ownership of our common stock on September 17, 2012, held by our directors and executive officers and by those persons known to beneficially own more than 5% of our capital stock.  The percentage of beneficial ownership for the following table is based on 56,733,652 shares of common stock outstanding as of September 17, 2012.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after September 17, 2012, through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock. The address of each beneficial owner listed on the table is c/o Bakken Resources, Inc., 1425 Birch Ave. Suite A, Helena, MT 59601.

Name of Beneficial Owner	Number of Shares	Percent of Outstanding Shares of Common Stock (1)
Val M. Holms - CEO, President, Director, and Nominee	26,235,000 (2)	46.24%
David Deffinbaugh - CFO, Director and Nominee	-	-
Karen S. Midtlyng - Secretary, Director and Nominee	2,250,000 (3)	3.97%
Herman R. Landeis – Director and Nominee	250,000 (4)	*
Bill M. Baber – Director and Nominee	250,000 (5)	*
W. Edward Nichols – Director and Nominee	250,000 (6)	*
*Less than one percent.

1.	Figures are rounded to the nearest tenth of a percent.

2.	Includes 26,235,000 shares held directly

3.	Includes 2,250,000 shares held directly

4.	Includes 250,000 shares held directly

5.	Includes 250,000 stock options not exercised as of 9/17/2012

6.	Includes 250,000 stock options not exercised as of 9/17/2012

Change in Control

We are unaware of any contract, or other arrangement or provision of our Articles or By-laws, the operation of which may at a subsequent date result in a change of control of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Related Persons

On July 3, 2012, the Company completed a transaction whereby it purchased a 17% working interest participation in an oil well located in Archer County, Texas, referred to herein as the “3A” well.  The 3A well is currently operated by Holms Energy Development Corp. (“HEDC”), an entity controlled by the Company’s CEO, Val Holms.   HEDC sold the Company 17%, or approximately 1/3, of HEDC’s current working interest in the 3A well, for an aggregate purchase price of $68,000.  The purchase price is payable in two installments: one-half upon the completion of the transaction and one-half in 90 days from July 3, 2012.  HEDC will continue to be the operator.   The transaction relating to the purchase of the working interest in the 3A well was approved by a majority of both the independent and non-interested members of the Registrant’s Board of Directors.

Policy and Procedures Governing Related Person Transactions

The Company does not at this time have an audit committee.  The current policy and procedures of the Company with respect to related party transactions requires the following:

•

Any officer of the Company who wishes to engage in any potential transaction involving related parties shall contact the Company’s general counsel to review details regarding the proposed transaction;

•

The Company’s outside general counsel shall be responsible for evaluating the transaction to determine if such transaction is reasonably likely to be a related party transaction;

•

Prior to entry into any such potential related party transaction, management of the Company shall prepare either a draft of such transaction documents or reasonably adequate documentation describing material terms of such transaction for review by the Board;

•

The Board, through a special or scheduled meeting, shall consider the terms of such proposed transaction and vote to either approve, disapprove or approve subject to conditions such proposed transaction (any related party member of the Board is not permitted to vote although such member is counted for purposes of determining a quorum necessary for a Board meeting);

•

Management of the Company is typically authorized to carry out the resolutions of the Board relating to any potential related party transaction.

•

All our directors and executive officers are required to report to the outside general counsel of the Company of any potential conflicts of interest or transactions with related person.  Management has established procedures for monitory transactions that could be subject to approval or ratification by the Board of Directors.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above.  However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

PROXY SOLICITATION

The Company will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor.

The Company may consider the engagement of a proxy solicitation firm.  Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2013 annual meeting must do so by sending such proposal to Bakken Resources, Inc. at 1425 Birch Ave., Suite A, Helena, MT 59601, Attention: Karen S. Midtlyng, Secretary. Under the Security and Exchange Commission’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2013 annual meeting is May 31, 2013. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2013 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before May 31, 2013, and comply with the stock ownership and other procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Any stockholder proposal received after May 31, 2013 will be considered untimely, and will not be included in our proxy materials. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our board of directors will review all stockholder proposals and make recommendations for actions on such proposals.

ANNUAL REPORTS

Our 2011 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including its financial statements for the year ended December 31, 2011, accompanies this proxy statement.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2011 will also be made available, free of charge, to interested stockholders upon written request to Karen S. Midtlyng, Secretary, 1425 Birch Ave. Suite A; Helena, MT 59601, telephone (406) 442-9444.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Val M. Holms

Val M. Holms

Chief Executive Officer and President

September 20, 2012

ANNUAL MEETING OF STOCKHOLDERS OF BAKKEN RESOURCES, INC.

1425 Birch Ave., Suite A

Helena, MT 59601

PH: (406) 442 9444

OCTOBER 25, 2012

TO RETURN YOUR PROXY:  Please date, sign and mail your original proxy card in the envelope provided as soon as possible. If you cannot mail in your proxy in time for the Annual Meeting you may either email the completed and scanned proxy to tiffany@natco.org or fax your completed proxy to 775-322-5623 (fax), attention: Tiffany Erickson, NATCO.  If you choose to email or fax, please be sure to also mail in the original proxy for our records.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Val M. Holms and David Deffinbaugh, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Bakken Resources, Inc. (the “Company”) to be held at the Wingate Hotel  located at 2007 North Oakes Street,  Helena, MT 59601 at  9:30 A.M. Mountain time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

ANNUAL MEETING OF STOCKHOLDERS OF

BAKKEN RESOURCES, INC.

October 25, 2012

TO RETURN YOUR PROXY:  Please date, sign and mail your original proxy card in the envelope provided as soon as possible. If you cannot mail in your proxy in time for the Annual Meeting you may either email the completed and scanned proxy to tiffany@natco.org or fax your completed proxy to 775-322-5623 (fax), attention: Tiffany Erickson, NATCO.  If you choose to email or fax, please be sure to also mail in the original proxy for our records.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

1. Election of Directors
NOMINEES:
[ ]	FOR ALL NOMINEES	[ ]	Val M. Holms
		[ ]	David Deffinbaugh
[ ]	WITHHOLD AUTHORITY	[ ]	Karen S. Midtlyng
	FOR ALL NOMINEES	[ ]	Herman R. Landeis
		[ ]	Bill M. Baber
		[ ]	W. Edward Nichols

[ ]	FOR ALL EXCEPT
(See instructions below)

NOTE: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: [X]

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Malone Bailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	[ ]	[ ]	[ ]

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is indicated, the proxy will be voted for the election of directors and for approval of proposal 2.

Printed Name Exactly As It Appears On Stock Certificate:	Certificate Number (s):
Total Number of Shares Held:
Signature of Stockholder:	…………………………………………. Title (if any):	Date:
Signature of Stockholder:	…………………………………………. Title (if any):	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.